Exhibit 99.2  Press Release

                   AGREEMENT BETWEEN MAFN AND JAINDL GROUP

      This Agreement is made this 16th day of August, 2000 among Mark W. Jaindl ("Jaindl"), having an office at 4029 West Tilghman Street, Allentown, PA 18104, the "Jaindl Group" as that term is defined in paragraph 7, Massachusetts Co-operative Bank ("Bank") and Massachusetts Fincorp, Inc. ("MAFN"), having an office at 70 Quincy Avenue, Quincy, Massachusetts 02169.

      1. MAFN has retained Keefe, Bruyette & Woods ("investment banker") to review alternatives to enhance shareholder value. The MAFN Board shall diligently exercise its fiduciary responsibility to consider the recommendations of the investment banker and to implement those recommendations approved by the Board.

      2. Bank shall increase the size of Bank's Board of Directors by three and appoint Jaindl, William E. Schantz II ("Schantz"), and Scott E. Buck ("Buck") (collectively referred to as "Committee"), to the resulting vacancies, for a term commencing at the August 2000 meeting of the Board of Directors and ending with their term as a director of MAFN ("Term").
During the Term, the MAFN Board of Directors shall remain at eleven members and shall not increase or decrease without the approval of the Committee.

      3. During the Term, Bank and MAFN agree to appoint at least one member of the Committee, as designated by the Committee, to each committee
of the Bank or MAFN.   The Committee may waive this requirement on a per
committee basis. The Bank and MAFN specifically agree to appoint Jaindl to the Bank and MAFN Strategy Committees.

      4. The MAFN nominating committee shall nominate, and agree to solicit proxies for Jaindl, Buck, and Schantz for election at the 2003 MAFN Annual Meeting.

      5. In regards to the 2001 MAFN Annual Meeting, the Jaindl Group will support and vote in favor of the nomination of directors by MAFN and agrees to follow and support all decisions of a majority of the Board of Directors of MAFN up to and including the 2001 annual meeting. Nothing contained in this paragraph shall be interpreted to prohibit Jaindl, Schantz or Buck from voting, as a director, in such manner as he deems appropriate on any matter which may come before the Board of Directors or any committee of MAFN or the Bank, nor shall the same prohibit him from including, in any disclosure by MAFN under the Securities Exchange Act of 1934, any statement explaining his vote if he is required to include such an explanation in such disclosure by Section 14 of the Securities Exchange Act of 1934, and any regulations related thereto.

      6. The Jaindl Group will not take any action indirectly, or induce any other person or entity to take any action which, if taken directly by the member of the Jaindl Group, would be in violation of this agreement, nor will the Jaindl Group take any action which would reasonably be anticipated to thwart any of the provisions of this Agreement. All the members of the Jaindl Group shall be personally bound by the provisions of this Agreement which by their terms are applicable to the Jaindl Group. The members of the Jaindl Group agree not to seek to use the press or other public pronouncements to publicly air disputes with the Company through and including the 2001 MAFN Annual Meeting.

      7.  The term "the Jaindl Group" shall mean Mark W. Jaindl, Frederick
J. Jaindl, Zachary J. Jaindl Trust, Julianne K. Jaindl Trust, William E. Schantz, and Scott Buck.

      8. Each member of the Jaindl Group, by his signature below binds himself, his heirs, and his successors to the provisions of this agreement.

      9. By their signatures below, Paul C. Green, President of MAFN and President & CEO of the Bank, and Renee R. Czajkowski, Clerk of MAFN and Clerk of the Bank certify that at meetings held on August 16, 2000, the above agreement was approved by a majority of the Boards of Directors of MAFN and of the Bank, and that Paul C. Green was authorized to sign this agreement on behalf of MAFN and of the Bank.


/s/Mark W. Jaindl                      /s/Paul C. Green
-----------------                      ----------------
Mark W. Jaindl                         Paul C. Green
                                       President

/s/Frederick J. Jaindl                 /s/Renee R. Czajkowski
----------------------                 ----------------------
Frederick J. Jaindl                    Renee R. Czajkowski
                                       Clerk

/s/Mark W. Jaindl
-----------------
Mark W. Jaindl
Trustee of the Julianne K. Jaindl Trust

/s/Mark W. Jaindl
-----------------
Mark W. Jaindl
Trustee of the Zachary J. Jaindl Trust

/s/William E. Schantz
---------------------
William E. Schantz

/s/Scott E. Buck
----------------
Scott E. Buck




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